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                                                                    EXHIBIT 10.3

                FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

                  This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of December 5, 2003 (as amended, supplemented, replaced or otherwise modified from time to time, the "Intellectual Property Security Agreement"), is made by each of the signatories hereto (collectively, the "Grantors") in favor of Lehman Commercial Paper Inc., as administrative agent (in such capacity, the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

                  WHEREAS, General Nutrition Centers Holding Company, a Delaware corporation, and General Nutrition Centers, Inc., a Delaware corporation, have entered into a Credit Agreement, dated as of December 5, 2003 (as amended, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), with the banks and other financial institutions and entities from time to time party thereto, Lehman Commercial Paper, Inc., as administrative agent, Lehman Brothers, Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint book runners and JPMorgan Chase Bank as syndication agent. Capitalized terms used and not defined herein have the meanings given such terms in the Credit Agreement.

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered that certain Guarantee and Collateral Agreement, dated as of December 5, 2003, in favor of the Administrative Agent (as amended, supplemented, replaced or otherwise modified from time to time, the "Guarantee and Collateral Agreement").

                  WHEREAS, under the terms of the Guarantee and Collateral Agreement, the Grantors have assigned and transferred to the Administrative Agent, and granted to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Grantor's right, title, and interest in and to certain Property, including, without limitation, certain Intellectual Property of the Grantors, and have agreed as a condition thereof to execute this Intellectual Property Security Agreement with respect to certain of its Intellectual Property in order to record the security interests granted therein with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authorities.

                  NOW, THEREFORE, in consideration of the premises and to induce the Arrangers (as defined in the Guarantee and Collateral Agreement), the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, the Grantors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

                  SECTION 1. Grant of Security. Each Grantor hereby assigns and transfers to the Administrative Agent, and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor's right, title and interest in and to the following (the "Intellectual Property Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

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                  (a)      (i) all United States, state and foreign trademarks,
service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and
(iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the "Trademarks");

                  (b) (i) all United States and foreign patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 1, and all certificates of invention or similar property rights (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the "Patents");

                  (c) (i) all United States and foreign copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the Copyright Act), and all works of authorship and other intellectual property rights therein, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, mask works registrations and mask works applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the rights to print, publish and distribute any of the foregoing, (iv) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto ("Copyrights");

                  (d) (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the "Trade Secrets"); and

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                  (e)      (i) all Trademark Licenses (as defined in the
Guarantee and Collateral Agreement), Trade Secret Licenses (as defined in the Guaranty and Collateral Agreement), Patent Licenses (as defined in the Guaranty and Collateral Agreement), and Copyright Licenses (as defined in the Guaranty and Collateral Agreement), in each case, to the extent Grantor is not the granting party, including, without limitation, any of the foregoing identified in Schedule 1, and (ii) all rights to sue at law or in equity for any past, present and future infringement or impairment thereof, including the right to receive all proceeds and damages therefrom.

                  SECTION 2. Excluded Assets. Notwithstanding anything to the contrary in this Intellectual Property Security Agreement, none of the Excluded Assets (as defined in the Guarantee and Collateral Agreement) shall constitute Intellectual Property Collateral.

                  SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this Intellectual Property Security Agreement.

                  SECTION 4. Execution in Counterparts. This Intellectual Property Security Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 5. Governing Law. This Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  SECTION 6. Conflict Provision. This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Guarantee and Collateral Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Guarantee and Collateral Agreement or the Credit Agreement, the provisions of the Guarantee and Collateral Agreement or the Credit Agreement shall govern.

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                  IN WITNESS WHEREOF, each of the undersigned has caused this
Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

                                       [NAME OF GRANTOR]

                                       By: _____________________________________
                                           Name:
                                           Title: